Exhibit 99.1

PC Connection, Inc. Reports Fourth Quarter and Full Year Results

Company Announces Record Quarterly and Annual Sales

MERRIMACK, N.H.--(BUSINESS WIRE)--February 2, 2011--PC Connection, Inc. (NASDAQ: PCCC):

FOURTH QUARTER SUMMARY:	FULL YEAR SUMMARY:

Net sales: $555.6 million, up 20% y/y	Net sales: $1.97 billion, up 26% y/y
SG&A: 9.3% of net sales	SG&A: 9.7% of net sales
Operating income: $11.7 million, 2.1% of net sales	Operating income: $38.7 million, 2.0% of net sales
Diluted earnings per share: $0.26 per share	Diluted earnings per share: $0.85 per share

PC Connection, Inc. (NASDAQ: PCCC), a leading direct marketer of information technology (IT) products and services, today announced results for the quarter and year ended December 31, 2010. Net sales for the fourth quarter were $555.6 million, an increase of $92.5 million or 20.0%, compared to $463.1 million for the three months ended December 31, 2009. Net sales growth was driven primarily by the Company’s small- and medium-sized business (SMB) and Large Account segments. Net income for the three months ended December 31, 2010 was $6.9 million, or $0.26 per share, compared to net income of $4.0 million, or $0.15 per share, for the corresponding prior year period. The strong net sales and operating leverage this quarter resulted in earnings that were 73% higher than earnings in the fourth quarter of 2009.

Net sales for the year ended December 31, 2010 were $1,974.2 million, an increase of $404.5 million or 25.8%, compared to $1,569.7 million for the year ended December 31, 2009. Net income for the year ended December 31, 2010 was $23.0 million, or $0.85 per share, compared to a net loss of $1.2 million, or $0.05 per share, for the year ended December 31, 2009. The year ended December 31, 2009 included special charges that reduced earnings and earnings per share in that year. Pro forma net income for the year ended December 31, 2009, excluding these special charges, was $6.8 million, or $0.25 per share. The Company did not record any special charges in 2010. A reconciliation between net loss on a GAAP basis and pro forma net income for the year ended December 31, 2009 is provided in a table below immediately following the Consolidated Statements of Operations.

“We executed well this quarter and took advantage of an improving economy,” said Patricia Gallup, Chairman and Chief Executive Officer. “We achieved a 73% increase in net income year over year and had record-breaking sales for both the fourth quarter and the year while maintaining cost disciplines in a high-growth mode.”

As previously announced, the Company formed a new sales company, PC Connection Express, Inc., to focus on the specialized requirements of the consumer and small office/home office (“SOHO”) markets. Prior to its formation, consumer and SOHO sales were generated by and reported within the Company’s SMB segment. In order to facilitate comparison with current period results, 2009 revenue and gross margin for the SMB segment have been restated on a pro forma basis to exclude consumer and SOHO sales.

Quarterly Sales by Segment:

  Net sales for the SMB business segment increased by 28.4% to a record $245.2 million compared to the fourth quarter pro forma sales of 2009. SMB sales also increased in 2010 on a sequential basis by 17.5% over the third quarter, reflecting a strong business demand environment over the last four quarters.
  Net sales for MoreDirect, Inc., the Company’s Large Account segment, increased year over year by 36.0% to $168.0 million, topping its previous record for the largest quarterly sales performance. Large account/enterprise customers have increased their IT spending due to the release of pent-up IT demand and continued PC refresh activity. Sales increased from both new and existing customers. Average order size of large account customers also increased year over year for the fifth consecutive quarter, helping to drive the higher sales.
  Net sales to government and education customers (Public Sector segment) decreased year over year by 1.2% to $117.4 million. An increase in education sales was offset by a single-digit decrease in federal contract sales, as tighter stimulus funding mitigated revenues in the fourth quarter. Prior to this quarter, our Public Sector segment had experienced strong net sales growth for six straight quarters.
  Net sales to consumers and SOHO customers by PC Connection Express were $24.9 million in the fourth quarter of 2010, decreasing from the $29.8 million of comparable sales in the fourth quarter of 2009. This new company is continuing its efforts to increase its visibility in the marketplace.

Quarterly Sales by Product Mix:

  Notebook and PDA sales, the Company’s largest product category, increased by 38% year over year and accounted for 18% of net sales in the fourth quarter of 2010 compared to 15% of net sales in the fourth quarter of 2009. A 25% increase in unit sales for the 2010 quarter as well as an 11% increase in average selling prices, or ASPs, drove the robust year-over-year growth.
  Desktop/server sales increased by 48% year over year, accounting for 17% of net sales in the fourth quarter of 2010 compared to 13% of net sales in the fourth quarter of 2009. Desktop sales grew year over year as a result of a 42% increase in unit sales and a 17% increase in ASPs. Server sales grew year over year as a result of a 35% increase in unit sales, as ASPs were largely unchanged.
  Software sales increased by 32% year over year, accounting for 15% of net sales in the fourth quarter of 2010 compared to 14% of net sales in the fourth quarter of 2009. Our three primary segments each grew software sales by better than 20% year over year, with virtualization, infrastructure, and business applications as key growth areas.

Overall gross profit dollars increased by $10.8 million, or 20.6%, to $63.3 million in the fourth quarter of 2010 compared to the prior year quarter primarily due to higher revenues. Consolidated gross margin, as a percentage of net sales, increased slightly to 11.4% in the fourth quarter of 2010 compared to 11.3% in the prior year quarter. MoreDirect, the Company’s Large Account segment, improved gross margins by 40 basis points in the fourth quarter compared to the prior year period, and offset the decrease in our consumer gross margins. Gross margins for both the SMB and Public Sector were largely unchanged year over year.

Overall annualized sales productivity increased by 18% in the fourth quarter of 2010 compared to the fourth quarter of 2009. Sales productivity in the Large Account, SMB, and Public Sector segments increased by 45%, 22%, and 1%, respectively, in the fourth quarter of 2010 compared to the prior year period primarily due to the year-over-year revenue increases. On a consolidated basis, the total number of sales representatives was 615 at December 31, 2010, compared to 589 at December 31, 2009, and 595 at September 30, 2010.

Total selling, general and administrative expenses for the quarter increased year over year by $5.6 million, or 12.3%, but decreased as a percentage of net sales to 9.3% for the fourth quarter of 2010, from 9.9% for the fourth quarter of 2009. The year-over-year dollar increase was primarily attributable to increased variable compensation associated with increased operating results. The year-over-year decrease in SG&A as a percentage of net sales was due to the higher level of sales in the fourth quarter of 2010 as well as improved expense management.

Ms. Gallup concluded, “I am pleased with our consistent year-over-year quarterly growth in sales and earnings. PC Connection remains committed to making the investments necessary to continue to grow our business and improve operating performance. We believe the momentum we have built has positioned us well to continue our growth in this recovering economy.”

About PC Connection, Inc.

PC Connection, Inc., a Fortune 1000 company, operates through four sales companies: PC Connection Sales Corporation, MoreDirect, Inc., GovConnection, Inc., and PC Connection Express, Inc., headquartered in Merrimack, NH, Boca Raton, FL, Rockville, MD, and Portsmouth, NH, respectively. All four companies can deliver custom-configured computer systems overnight from PC Connection Services’ ISO 9001:2000 certified technical configuration lab at its distribution center in Wilmington, OH. Investors and media can find more information about PC Connection, Inc. at http://ir.pcconnection.com.

PC Connection Sales Corporation (800-800-5555), the original business of PC Connection, Inc. serving the small- and medium-sized business sector, is a rapid-response provider of IT products and services. It offers more than 180,000 brand-name products through its staff of technically trained sales account managers and catalog telesales representatives, catalogs, and publications, and its website at www.pcconnection.com.

MoreDirect, Inc. (561-237-3300), www.moredirect.com, provides corporate technology buyers with a comprehensive web-based e-procurement solution and in-depth IT supply-chain expertise, serving as a one-stop source by aggregating more than 300,000 products from the inventories of leading IT wholesale distributors and manufacturers. MoreDirect’s TRAXX™ system is a seamless end-to-end interface that empowers clients to electronically source, evaluate, compare prices, and track related technology product purchases in real-time.

GovConnection, Inc. (800-800-0019) is a rapid-response provider of IT products and services to federal, state, and local government agencies and educational institutions through specialized account managers, catalogs, and publications, and online at www.govconnection.com.

PC Connection Express, Inc. (888-800-0323) is a rapid-response provider of computer products and consumer electronics to home, home office, and small office users. Customers can purchase the best-known brands in the industry online at www.pcconnectionexpress.com or order by calling a trained sales specialist. The subsidiary includes the MacConnection brand (800-800-2222), one of Apple’s largest authorized online resellers at www.macconnection.com.

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“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of changes in market demand and the overall level of economic activity and environment, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results, and the ability of the Company to manage personnel levels in response to fluctuations in revenue, and other risks that could cause actual results to differ materially from those detailed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended September 30, 2010. More specifically, the statements in this release concerning the Company’s outlook for 2011 and other statements of a non-historical basis (including statements regarding the Company’s ability to grow its business and increase market share) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs, and the ability of the Company to hire and retain qualified sales representatives and other essential personnel. The Company assumes no obligation to update the information in this press release or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise.

CONSOLIDATED SELECTED FINANCIAL INFORMATION
At or for the Three Months Ended December 31,	2010		2009
(Dollars and shares in thousands, except operating data,		% of		% of	%
price/earnings ratio, and per share data)		Net Sales		Net Sales	Change

Operating Data:
Net sales	$555,563		$463,121		20%
Diluted earnings per share	$0.26		$0.15		73%

Gross margin	11.4%		11.3%
Operating margin	2.1%		1.4%
Return on equity (1)	10.9%		6.8%

Catalogs distributed	2,057,000		2,701,000		(24)%
Orders entered (2)	345,800		348,400		(1)%
Average order size (2)	$1,810		$1,572		15%

Inventory turns (1)	23		24
Days sales outstanding	44		47

Product Mix:
Notebook & PDA	$97,266	18%	$70,676	15%	38%
Desktop/Server	91,870	17	62,035	13	48
Software	82,344	15	62,536	14	32
Video, Imaging & Sound	69,248	12	68,570	15	1
Net/Com Product	52,069	9	52,904	11	(2)
Printer & Printer Supplies	39,121	7	36,403	8	7
Storage Device	36,659	7	37,061	8	(1)
Memory & System Enhancements	23,406	4	22,326	5	5
Accessory/Other	63,580	11	50,610	11	26
Total	$555,563	100%	$463,121	100%	20%

Net Sales of Enterprise Server and Networking Product (included in the above Product Mix):

	$201,850	36%	$186,767	40%	8%

Stock Performance Indicators:
Actual shares outstanding	26,653		26,848
Total book value per share	$9.67		$8.76
Tangible book value per share	$7.80		$6.93
Closing price	$8.86		$6.75
Market capitalization	$236,146		$181,224
Pro forma trailing price/earnings ratio (3)	10		27

(1) Annualized.
(2) Does not reflect cancellations or returns.
(3) Earnings calculation is based on the last four quarters and excludes special charges recognized in 2009.

REVENUE AND MARGIN INFORMATION
For the Three Months Ended December 31,	2010		2009
	Net	Gross	Net	Gross
(Dollars in thousands)	Sales	Margin (%)	Sales	Margin (%)

PC Connection Sales Corporation (SMB) (1)	$245,244	13.3%	$191,044	13.3%
MoreDirect (Large Account)	168,023	10.1	123,573	9.7
GovConnection (Public Sector)	117,377	10.6	118,749	10.6
PC Connection Express (Consumer/SOHO) (1)	24,919	5.7	29,755	8.1
Total	$555,563	11.4%	$463,121	11.3%

(1) 2009 results are pro forma due to the launch in early 2010 of new Consumer/SOHO sales company.

CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended December 31,	2010		2009
(amounts in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales

Net sales	$555,563	100.0%	$463,121	100.0%
Cost of sales	492,267	88.6	410,622	88.7
Gross profit	63,296	11.4	52,499	11.3

Selling, general and administrative expenses	51,618	9.3	45,984	9.9
Special charges	-	-	(129)	0.0
Income from operations	11,678	2.1	6,644	1.4

Interest expense	(185)	-	(132)	0.0
Other, net	54	-	72	0.0
Income tax provision	(4,669)	(0.9)	(2,617)	(0.5)
Net income	$6,878	1.2%	$3,967	0.9%

Earnings per common share:
Basic	$0.26		$0.15
Diluted	$0.26		$0.15

Weighted average common shares outstanding:
Basic	26,821		27,158
Diluted	26,888		27,183

CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31,	2010		2009
(amounts in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales

Net sales	$1,974,198	100.0%	$1,569,656	100.0%
Cost of sales	1,744,298	88.3	1,384,860	88.2
Gross profit	229,900	11.7	184,796	11.8

Selling, general and administrative expenses	191,233	9.7	172,654	11.0
Special charges	-	-	12,826	0.8
Income (loss) from operations	38,667	2.0	(684)	0.0

Interest expense	(490)	-	(517)	0.0
Other, net	213	-	524	0.0
Income tax provision	(15,429)	(0.8)	(545)	(0.1)
Net income (loss)	$22,961	1.2%	$(1,222)	(0.1%)

Earnings (loss) per common share:
Basic	$0.85		$(0.05)
Diluted	$0.85		$(0.05)

Weighted average common shares outstanding:
Basic	27,007		26,833
Diluted	27,053		26,833

A RECONCILIATION BETWEEN GAAP AND PRO FORMA RESULTS
This information is being provided so as to allow for a comparison of our operating results without special charges.

December 31,	Three Months Ended		Years Ended
(amounts in thousands)	2010	2009	2010	2009

GAAP net income (loss)	$6,878	$3,967	$22,961	($1,222)
Special charges (after tax):
Software development write-off and related charges	-	-	-	7,378
Management restructuring	-	(78)	-	693
Total special charges (after tax)	-	(78)	-	8,071

Pro forma net income	$6,878	$3,889	$22,961	$6,849

CONSOLIDATED BALANCE SHEETS			December 31,		December 31,
(amounts in thousands)			2010		2009

ASSETS
Current Assets:
Cash and cash equivalents			$35,374		$46,297
Accounts receivable, net			238,011		218,095
Inventories			74,293		67,391
Deferred income taxes			3,813		3,386
Income taxes receivable			1,489		935
Prepaid expenses and other current assets			4,210		2,750
Total current assets			357,190		338,854
Property and equipment, net			13,500		12,420
Goodwill			48,060		48,060
Other intangibles, net			1,786		1,279
Other assets			405		482
Total Assets			$420,941		$401,095

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of capital lease obligation to affiliate			$870		$780
Accounts payable			114,632		125,120
Accrued expenses and other liabilities			23,963		20,441
Accrued payroll			12,652		8,843
Total current liabilities			152,117		155,184
Deferred income taxes			5,822		3,849
Capital lease obligation to affiliate, less current maturities			1,960		2,830
Other liabilities			3,403		3,966
Total Liabilities			163,302		165,829

Stockholders’ Equity:
Common stock			275		274
Additional paid-in capital			98,871		97,213
Retained earnings			164,075		141,114
Treasury stock at cost			(5,582)		(3,335)
Total Stockholders’ Equity			257,639		235,266
Total Liabilities and Stockholders’ Equity			$420,941		$401,095

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
Year Ended December 31, 2010 (amounts in thousands)
	Common Stock		Additional	Retained	Treasury Stock
	Shares	Amount	Paid-In Capital	Earnings	Shares	Amount	Total

Balance – December 31, 2009	27,375	$274	$97,213	$141,114	(527)	($3,335)	$235,266

Stock-based compensation expense	-	-	1,531	-	-	-	1,531

Repurchase of common stock for treasury	-	-	-	-	(455)	(3,067)	(3,067)

Nonvested stock awards	-	-	(820)	-	128	820	-

Issuance of common stock under Employee
Stock Purchase Plan	42	-	294	-	-	-	294

Issuance of common stock under stock incentive plans,
including income tax deficiencies	90	1	653	-	-	-	654

Net income and comprehensive income	-	-	-	22,961	-	-	22,961

Balance – December 31, 2010	27,507	$275	$98,871	$164,075	(854)	$(5,582)	$257,639

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, (amounts in thousands)	2010	2009

Cash Flows from Operating Activities:

Net income (loss)	$22,961	$(1,222)
Adjustments to reconcile net income (loss) to net cash (used for) provided by operating activities:
Non-cash portion of special charges	-	11,625
Depreciation and amortization	5,430	6,796
Provision for doubtful accounts	2,372	2,354
Deferred income taxes	1,546	(1,476)
Stock-based compensation expense	1,531	1,420
Income tax deficiency from stock-based compensation	(16)	(106)
Loss on disposal of fixed assets	2	16

Changes in assets and liabilities:
Accounts receivable	(22,288)	(34,564)
Inventories	(6,902)	(6,578)
Prepaid expenses and other current assets	(2,014)	1,389
Other non-current assets	77	(97)
Accounts payable	(10,329)	23,471
Accrued expenses and other liabilities	6,768	2,682
Net cash (used for) provided by operating activities	(862)	5,710

Cash Flows from Investing Activities:

Purchases of property and equipment	(6,387)	(5,569)
Proceeds from sale of property and equipment	9	2
Purchase of intangible asset	(800)	-
Net cash used for investing activities	(7,178)	(5,567)

Cash Flows from Financing Activities:

Proceeds from short-term borrowings	9,485	22,401
Repayment of short-term borrowings	(9,485)	(22,401)
Purchase of treasury shares	(3,067)	(425)
Repayment of capital lease obligation	(780)	(699)
Exercise of stock options	670	-
Issuance of stock under Employee Stock Purchase Plan	294	275
Net cash used for financing activities	(2,883)	(849)
Decrease in cash and cash equivalents	(10,923)	(706)
Cash and cash equivalents, beginning of period	46,297	47,003
Cash and cash equivalents, end of period	$35,374	$46,297

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CONTACT:
PC Connection
Stephen Baldridge, 603-683-2322
Sr. Vice President of Finance & Corporate Controller